EXHIBIT 99.3

On November 18, 2022, Helbiz, Inc. (“Helbiz” or the “Company”), Helbiz Merger Sub, Inc. a wholly owned subsidiary of Helbiz (“Merger Sub”) and Wheels Labs, Inc. (“Wheels”), entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) for the sale and purchase (the “Business Combination”) of the entire issued corporate capital of Wheels pursuant to which the equity holders of Wheels sold their capital stock in Wheels to Helbiz. The Business Combination closed on November 18, 2022. Wheels is an international group operating in the micro-mobility business by sharing e-vehicles through an IT platform. Helbiz settled the Business Combination with the issuance of 6,751,811 Helbiz’s Series A Convertible Preferred Stock; equal to 6.99% of Helbiz’s total issued and outstanding Class A common stock immediately prior to the Closing. The Series A Convertible Preferred Stock will automatically convert into shares of the Helbiz’s Class A common stock upon the approval of the majority of the holders of Helbiz’s common stock.

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of Helbiz and Wheels, adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma condensed combined financial statement are based on Helbiz’s historical consolidated financial statement and Wheels’s historical consolidated financial statements as adjusted to give effect to the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2022, combines the historical balance sheet of Helbiz and Wheels, on a pro forma basis as if the Business Combination had been consummated on September 30, 2022. The following unaudited pro forma condensed combined statements of operations combine Helbiz’s historical statement of operations for the year ended December 31, 2021, and the nine months ended September 30, 2022, with Wheels’s historical statement of operations, for the year ended December 31, 2021, and the nine months ended September 30, 2022, as if the Business Combination had occurred on January 1, 2021.

The pro forma adjustments reflect the transaction accounting adjustments, in accordance with U.S. GAAP. No autonomous entity adjustments have been identified and recorded as pro forma adjustments. Additionally, the pro forma adjustments do not reflect management’s adjustments for potential synergies and dis-synergies.

The unaudited pro forma condensed combined financial statements described above have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;
•	Helbiz’s historical audited financial statements as of and for the fiscal year ended December 31, 2021 and the related notes;
•	Helbiz’s historical unaudited condensed financial statements as of and for the nine months ended September 30, 2022, and the related notes;
•	Wheels’s historical audited financial statements as of and for the year ended December 31, 2021 and the related notes;
•	Wheels’s historical unaudited condensed financial statements as of and for the nine months ended September 30, 2022 and the related notes;

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2022
(in thousands)

	September 30, 2022
	Helbiz, Inc.	Wheels (Target)	Pro Forma Adjustments	Notes	Pro Forma Combined
	(dollar amounts in thousands)
Cash and cash Equivalents	$3,334	$205	$13,900	A	$17,439
Account receivables	1,378	195	—		1,573
VAT Receivables	2,222	—	—		2,222
Prepaid and other current assets	7,110	1,449	—		8,559
Total Current Assets	14,044	1,849	13,900		29,793
Property, Equipment and Deposits	9,140	5,333	—		14,473
IP – Intellectual Property	—	—	12,714	B	12,714
Other non-current assets	3,441	—	(2,600)	C	811
Total Assets	26,595	7,182	24,014		57,791

Short term financial liabilities	29,678	11,407	(25,116)	D	15,969
Accounts Payables	11,683	4,419	—		16,102
Accrued expenses and other current liabilities	7,385	9,117	(3,350)	E	13,152
Total Current liabilities	48,746	24,943	(28,466)		45,223
Non-Current financial liabilities	19,439	510	—		19,949
Total Liabilities	68,185	25,453	(28,466)		65,172
Convertible Preferred Stock	—	—	2,145	F	2,145
Total Stockholders’ Deficit	(41,590)	(18,271)	50,335	G	(9,526)
Total liabilities, Convertible Preferred Stock and Stockholder’s Deficit	26,595	7,182	24,014		57,791

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in thousands, except share and per share data)

	Twelve months ended December 31, 2021
	Helbiz, Inc.	Wheels (Target)	Pro Forma Adjustments	Notes	Pro Forma Combined
	(dollar amounts in thousands)
Net revenue	$12,834	$9,754	—		$22,588
Operating expenses:
Cost of Revenue	33,846	23,940	4,238	B	62,024
Research and Development	2,826	258	—		3,084
Sales and marketing	10,875	354	—		11,229
General and administrative	24,411	16,716	—		41,127
Total operating expenses	71,958	41,268	4,238		117,464
Loss from operations	(59,124)	(31,514)	(4,238)		(94,876)
Other income (expenses):	(8,706)	87	—		(8,619)
Interest expense	(4,291)	(940)	—		(5,231)
Total other non-operating income (expense)	(12,997)	(853)	—		(13,850)
Income Taxes	150	(1)	—		149
Net Loss	$(71,971)	$(32,368)	$(4,238)		$(108,577)
Deemed Dividends and Deemed Dividends equivalent	(490)	—	—		(490)
Net Loss per share attributable to common stockholders	$(72,461)	$(32,368)	$(4,238)		$(109,067)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	24,862,600	4,369,235	—		24,862,600
Net loss per share attributable to common stockholders, basic and diluted	$(2.91)	$(7.41)	$—		$(4.39)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022
(in thousands, except share and per share data)

	Nine months ended September 30, 2022
	Helbiz, Inc.	Wheels (Target)	Pro Forma Adjustments	Notes	Pro Forma Combined
	(dollar amounts in thousands)
Net revenue	$11,345	$5,070	—		$16,415
Operating expenses:
Cost of Revenue	29,952	16,474	3,179	B	49,605
Impairment of Assets	10,390	—	—		10,390
Research and Development	2,033	112	—		2,145
Sales and marketing	7,560	173	—		7,733
General and administrative	18,402	11,572	—		29,974
Total operating expenses	68,337	28,331	3,179		99,847
Loss from operations	(56,992)	(23,261)	(3,179)		(83,432)
Other income (expenses):	(1,716)	5,232	—		3,516
Interest expense	(4,974)	(2,948)	—		(7,922)
Total other non-operating income (expense)	(6,690)	2,284	—		(4,406)
Income Taxes	(18)	—	—		(18)
Net Loss	$(63,700)	$(20,997)	$(3,179)		$(87,856)
Deemed Dividends and Deemed Dividends equivalent	—	—	—		—
Net Loss per share attributable to common stockholders	$(63,700)	$(20,997)	$(3,179)		$(87,856)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	40,116,825	4,370,483	—		40,116,825
Net loss per share attributable to common stockholders, basic and diluted	$(1.59)	$(4.80)	$—		$(2.19)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of presentation

The Business Combination was accounted for under the acquisition method of accounting, in accordance with ASC 805 (Business Combination). Helbiz has estimated the fair value of Wheels assets and liabilities and conformed the accounting policies of Wheels to the Company’s accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the Business Combination as a result of restructuring activities and other planned cost savings initiatives.

All references to dollar amounts (except per share amounts) are in thousands (000s) unless otherwise indicated.

2.	Purchase Price Consideration

Helbiz preliminary estimated the fair value of the 6,751,811 shares of Helbiz Series A Convertible Preferred Stock issued — in conjunction with closing of the Business Combination — to the Wheels shareholders based on the September 30, 2022 market closing price of the Class A common stock of $0.35 with a 10% discount based on the absence of marketability. As a result, the purchase price is $2,145.

3.	Preliminary purchase price allocation

Helbiz performed a preliminary valuation analysis of the fair market value of Wheels assets to be acquired and liabilities to be assumed. Helbiz estimated the allocations to such assets and liabilities, using the total consideration for the Business Combination. The following table shows the allocation of the purchase price as of the transaction’s assumed closing date, September 30, 2022.

Total purchase price	$2,145
Cash and cash equivalents	$205
Account Receivables	195
Other current Assets	1,449
Property and Equipment	5,333
Total identified Assets	7,182
Account Payable	$(4,419)
Accrued expenses and other current liabilities	(9,117)
Other non-current liabilities	(510)
Financial Liabilities	(11,407)
Removing the Convertible Notes converted on the Business Combination date from Financial Liabilities	7,702
Total liabilities assumed	(17,751)
Total pro forma IP – Intellectual Property	12,714

This preliminary purchase price allocation has been estimated for the pro forma adjustments in the pro forma condensed combined financial statement. The final purchase price allocation will be determined when Helbiz will complete the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation presented in the pro forma adjustments. The final allocation of the purchase price may include: (i) changes in fair values of property, plant, and equipment, (ii) allocations to other intangible assets, such as trade names and customer relationship, (iii) change in allocation to goodwill, and (iv) other changes to assets and liabilities.

4	Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments are reflected in the unaudited pro forma condensed combined financial statements:

(A	Cash and cash equivalent: the adjustment in the condensed combined balance sheet for $13,900 reflects the gross proceeds received from one investor under the Standby Equity Purchase Agreement (“SEPA”) dated October 31, 2022. In detail, during November and December 2022 and January 2023, Helbiz issued multiple advances under the SEPA for a cumulative amount of $13,900, in exchange of the issuance of 82,925,000 shares of Helbiz Class A Common Stock.
(B)	IP — Intellectual Property and Cost of Revenues: the adjustment in the condensed combined balance sheet of $12,714 represents the result of the preliminary purchase price allocation. The adjustments in the condensed combined statements of operations for the year ended December 31, 2021 and for the nine months ended September 30, 2022 amounted to $4,238 and $3,179, respectively, represent the preliminary amortization of intellectual property (“IP”), 3 years of useful life. The 3 years useful life of the IP is only a preliminary estimate, subject to changes based on the actual allocation of the purchase price. Refer to Note 3 for the purchase price allocation.
(C)	Other non-current assets: the adjustment in the condensed combined balance sheet for $2,600 reflects the elimination of intercompany transaction between Helbiz and Wheels. In detail, during the first nine months of 2022, Helbiz deposited $2,600 to Wheels in accordance with a Letter of Intent and related amendments. Wheels recorded the transaction as Accrued Expenses and other current liabilities.
(D)	Short term financial liabilities: the adjustment in the condensed combined balance sheet of $25,116 reflects the following adjustments.

2022/2023 Helbiz Convertible Notes converted into shares of Helbiz Class A common stock	1	$15,975
Wheels Convertible Notes converted into Wheels Shares	2	7,702
Financial liabilities converted into shares of Helbiz Class A common stock	3	1,439
Total Pro-forma Adjustment to Short term financial liabilities		25,116
(1)	2022/2023 Helbiz Convertible Notes converted into shares of Helbiz Class A common stock: from October 1, 2022 to January 30, 2023 the holder of the 2022 and 2023 Convertible Notes converted $15,975 (including $340 of interests) of the 2022 and 2023 Convertible Notes into 80,620,555 shares of Class A Common Stock.
(2)	Wheels Convertible Notes converted into Wheels Common Shares: on November 16, 2022 Wheels Convertible Note holders converted $7,702 into Wheels Shares.
(3)	Financial liabilities converted into shares of Helbiz Class A Common Stocks: on November 18, 2022 after the completion of the Business Combination, Helbiz entered into an amendment of the Wheels Loan and Security Agreement for the restructuring of the outstanding debts, amounted to $3,439. In detail, Helbiz and the investors agreed to amend the agreement as follow: a) conversion of $1,439 into 6,256,652 shares of Helbiz Class A Common Stock, and b) new repayment plan for the remaining $2,000; monthly payment, with interest rate of 12% and May 1, 2025 as maturity date.
(E)	Accrued expenses and other current liabilities: the adjustment in the condensed combined balance sheet for $3,350 reflects two adjustments: a) $2,600 are related to the intercompany transactions described in the adjustment C - Other non-current assets, and b) $750 are related to a Wheels Unsecured Note converted into 4,019,293 shares of Helbiz Class A Common Stock, on November 22, 2022.
(F)	Convertible Preferred Stock: the adjustment in the condensed combined balance sheet for $2,145 reflects the issuance of 6,751,811 shares of Helbiz Series A Convertible Preferred Stock to Wheels stockholders as Purchase Price for the Business Combination.

(G)	Stockholder Deficit: the adjustment reflects the elimination of the historical equity of Wheels, elimination of the 2022 transaction between Helbiz and Wheels, and the issuance of shares of Common Stock to various shareholders.

Issuance of 80,620,555 shares of Helbiz Class A Common Stock for 2022/2023 Helbiz Convertible Notes conversion	$15,975
Issuance of 82,925,000 shares of Helbiz Class A Common Stock for Advance and Settlement Notices under the SEPA	13,900
Issuance of 6,256,652 shares of Helbiz Class A Common Stock for conversion of Financial liabilities	1,439
Issuance of 4,019,293 shares of Helbiz Class A Common Stock for conversion of Other current liabilities	750
Elimination of historical Wheels shareholders’ Deficit as of September 30, 2022	18,271
Total Pro-forma Adjustments to Stockholders’ Deficit	50,335
5.	Net Loss Per Share

Helbiz estimated the weighted-average number of shares outstanding for the Net loss per share attributable to common stockholders, basic and diluted, - in the column Pro Forma Combined – giving effect to the Business Combination as if it had occurred on January 1, 2021. In detail, Helbiz did not considered the 6,751,811 Series A Convertible Preferred Stock issued to Wheels shareholders, as equity consideration of the transaction as outstanding because those Securities are considered Temporary Equity and including them would have had an anti-dilutive effect.

As a result, the Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted in the condensed combined statements of operations for the year ended December 31, 2021 and nine months ended September 30, 2022, are 24,862,600 and 40,116,825, respectively.

The potentially dilutive outstanding shares were excluded from the computation of diluted net loss per share for the periods presented because including them would have had an anti-dilutive effect, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods. In detail, Helbiz excluded from the Net Loss per share for the year ended December 31, 2021 and for the nine months ended September 30, 2022, the impact of the following potentially dilutive outstanding shares: Series A Convertible Preferred Stock, 2020 Stock Option Plan, 2020 CEO Performance Awards, 2021 Omnibus Plan, 2022 and 2023 Convertible Notes, Public Warrants, GRNV Sponsor Private Warrants and other shares of Common Stock to be issued outside equity incentive Plans.